Wachovia SBA Lending, Inc.	Record Date:	4/30/2004
Series 1999-1	Determination Date:	5/12/2004
Servicer’s Certificate	Distribution Date:	5/17/2004

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance
A	1.8000%	94,012,000.00	40,721,840.62	58,509.51	495,721.30	0.00	495,721.30	554,230.81	40,226,119.32
Factors per Thousand				0.62236215	5.27295771		5.27295771	5.89531985	427.88281624
M	2.3200%	2,888,000.00	1,249,184.31	2,313.35	15,244.77	0.00	15,244.77	17,558.12	1,233,939.54
Factors per Thousand				0.80102147	5.27865997		5.27865997	6.07968144	427.26438366
B	3.3000%	4,189,247.00	1,816,975.37	4,786.18	22,067.59	0.00	22,067.59	26,853.77	1,794,907.78
Factors per Thousand				1.14249172	5.26767460		5.26767460	6.41016631	428.45594447

Pool		101,089,247.00	43,788,000.30	65,609.04	533,033.66	0.00	533,033.66	598,642.70	43,254,966.64
Totals				0.64902096	5.27290168		5.27290168	5.92192264	427.88889940

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	61,082.70	(2,573.19)	58,509.51	1.8000%	0.00
M	2,415.00	(101.65)	2,313.35	2.3200%	0.00
B	4,996.80	(210.62)	4,786.18	3.3000%	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc.	Record Date:	4/30/2004
Series 1999-1	Determination Date:	5/12/2004
Servicer’s Certificate	Distribution Date:	5/17/2004

Schedule of Remittance
Aggregate Amount Received		788,330.83
Amount Available in the Spread Account		1,682,852.15
Interest Earnings on Spread Account		571.34
Letter of Credit Available Amount		6,198,987.90
Monthly Advances		0.00
(Servicing Fee) *		(40,323.14)
(Premium Protection Fee)		(42,200.54)
(Unreimbursed Monthly Advances)		0.00

Available Funds		8,588,218.54

Bond Interest Distributed		65,609.04
Bond Principal Distributed		533,033.66
Escrow Fee		2,189.41
Specified Spread Account Requirement		1,682,852.15
Letter of Credit Available Amount		6,198,987.90
Spread Excess Distributed to Spread Acct Depositor		105,546.38

		8,588,218.54

Collateral Information
Aggregate Beginning Principal Balance of Loans		43,788,000.30
Aggregate Ending Principal Balance of Loans		43,254,966.64
Principal Prepayments (Number / Amount)	4	235,199.97
Curtailments		0.00
Excess and Monthly Payments		221,250.51
Recoveries on Previous Realized Losses		32,938.16
Interest Received		298,942.19
Amount of Monthly Advance		0.00
Compensating Interest		267.49
Liquidated Losses (Current / Cumulative)	0.00	2,996,765.93
Delinquent 24 mos or Uncollectible (Current / Cumulative)	76,583.18	8,423,396.24
Specified Spread Account Requirement		1,682,852.15
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		1,788,398.53
LOC Available Amount as a percentage of Pool Principal Balance		14.33%
Excess Spread / Extra Interest	66,430.54	132,933.00
Weighted Average SBA Loan Interest Rate		5.906%
Weighted Average Maturity		178.720
Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposted in the account in error		$0.00
Servicing Compensation (paid prior month)		$48,512.91

*	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc.	Record Date:	4/30/2004
Series 1999-1	Determination Date:	5/12/2004
Servicer’s Certificate	Distribution Date:	5/17/2004

Exhibit K

Outstanding Balance - Pool	43,254,966.64
# Accounts	327

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	150	20,117,997.68	46.510%
Delinquent 30-59 Days	3	183,373.45	0.424%
Delinquent 60-89 Days	1	74,789.13	0.173%
Delinquent 90-179	1	63,073.42	0.146%
Delinquent 180-719	0	0.00	0.000%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	155	20,439,233.68	47.253%

Outstanding Balance - Gross	126,238,728.53
# Accounts	327

Delinquent Information	# Loans	Gross Amount	Gross %
Delinquent 1-29 Days	150	57,645,462.01	45.664%
Delinquent 30-59 Days	3	733,493.31	0.581%
Delinquent 60-89 Days	1	299,156.33	0.237%
Delinquent 90-179	1	252,293.49	0.200%
Delinquent 180-719	0	0.00	0.000%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	155	58,930,405.14	46.682%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc.	Record Date:	4/30/2004
Series 1999-1	Determination Date:	5/12/2004
Servicer’s Certificate	Distribution Date:	5/17/2004

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause		Class A	Class M	Class B	Pool
(ii)		433	433	434	433
(iii)		0	0	0	2
(iv)		0	0	0	0
(v)		0	0	0	2
(x) (a&b)	(i)	1	1	1	1
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	total	1	1	1	1
(x) (c&d)	(i)	5	5	5	5
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	(iv)	0	0	0	0
	(v)	1	1	1	1
	(vi)	0	0	0	0
	(vii)	0	0	0	0
	total	5	5	5	5
(xii)		428	427	428	428

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc.	Record Date:	4/30/2004
Series 1999-1	Determination Date:	5/12/2004
Servicer’s Certificate	Distribution Date:	5/17/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1999 pertaining to Series 1999-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By:	/s/ Stephanie Hartson

Name:	Stephanie Hartson
Title:	Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300